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                                                                   EXHIBIT 10.7

                             DISTRIBUTION AGREEMENT

        THIS DISTRIBUTION AGREEMENT is made on the 26th day of October, 1999, by and between NewsReal, Inc., a Delaware corporation ("NewsReal"), with its principal place of business at 66 Canal Center Plaza, Suite 700, Alexandria, VA 22314, and ChamberBiz, Inc., L.L.C., a Delaware limited liability company ("Distributor"), with its principal offices at 1155 15th Street, N.W., Washington, D.C. 20005. The "Effective Date" of this Agreement shall be the later of the date first specified above the last date on which both parties have executed this Agreement (as shown on the signature page hereto).

                                   RECITALS:

        NewsReal is an on-line provider of a business software and information service known as IndustryWatch and certain other services described on SCHEDULES A-1 through A-3 (the "Services"). NewsReal has developed and maintains a proprietary computerized system (the "System") through which it offers the Services and various remote services, including but not limited to delivery of information by computer, telephone, and Internet services to its users (the "NewsReal Users"). Distributor desires to introduce the Services to its users and NewsReal desires to make the Services available to those users, subject to the terms and conditions of this Agreement.

        For good and valuable consideration, receipt of which is hereby acknowledged, in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound, NewsReal and Distributor hereby agree as follows.

A.      DEFINITIONS

1. Distributor Site: As used herein, the term "Distributor Site" means the Internet World Wide Web site maintained by Distributor (a/k/a
    "chamberbiz.com").

2. Distributor Users: As used herein, the term "Distributor User" or "Distributor Users" means persons who access the Services by using Links maintained on the Distributor Site.

3. Email Service: As used herein, the term "Email Service" means the email service referred to in the Recitals above and more particularly described in SCHEDULES A-2 AND D-2 hereto and includes as such Service may be updated, enhanced, supplemented, revised or modified by NewsReal during the term of, and in accordance with, this Agreement.

4. IndustryWatch: As used herein, the term "IndustryWatch" means the business software and information service referred to in the Recitals above and more particularly described in SCHEDULES A-1, C AND D-1 hereto and includes as such service may be updated, enhanced, supplemented, revised or modified by NewsReal during the term of, and in accordance with, this Agreement.

5. . Links: As used herein, the term "Link" or "Links" means hypertext links, graphic devices, files or images, or similar functions, which access the Virtual Domain to be maintained by NewsReal pursuant to this Agreement when activated by a Distributor User.

6. . MySite Selective Personalization Service: As used herein, the term "MySite Selective Personalization Service" refers to the registration-based, personalized Web page designed and hosted for the Distributor by NewsReal, as more particularly described in SCHEDULES A-3 AND D-3 hereto and includes as such Service may be updated, enhanced, supplemented, revised or modified by NewsReal during the term of, and in accordance with, this Agreement.

7. NewsReal Site: As used herein, the term "NewsReal Site" means the Internet World Wide Web site maintained by NewsReal for the purpose of providing access to the Services, including any Virtual Domain required to be maintained by NewsReal pursuant to this Agreement.


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8.  NewsReal Users: As used herein, the term "NewsReal User" or "NewsReal Users"
    means persons who access the Services by using Links maintained on the Distributor Site.

9. Services: As used herein, the term "Services" means (a) NewsReal's business software and information service known as IndustryWatch, including the features, benefits, and information sources described in SCHEDULES A-1, C AND D-1 to this Agreement, (b) NewsReal's Email Service described below and in SCHEDULES A-2 AND D-2 hereto, and (c) NewsReal's MySite Selective Personalization Service described above and in SCHEDULES A-3 AND D-3 hereto. If and to the extent NewsReal, during the term of this Agreement, makes generally available to its customers any new, enhanced and/or expanded functionality, features or information and content as part of IndustryWatch, NewReal's Email Service and/or NewReal's MySite Selective Personalization Service, such new, enhanced and/or expanded functionality, features or information and content shall be automatically deemed to be part of the Services. Without limiting the generality of the foregoing, the Services shall include, without limitation, any services, functions, responsibilities, equipment and other products and materials not specifically described in this Agreement that are reasonably required for the proper performance of the Services.

10. System: As used herein, the term "System" means the proprietary computerized system developed, owned, operated and maintained by NewsReal for the delivery of the Service, and consisting of software, hardware, software applications and network systems combined into a single proprietary system by NewsReal.

11. Virtual Domain: As used herein, the term "Virtual Domain" means a page or segment of an Internet World Wide Web site, replicating the look and character of the Distributor Site and bearing the branding of both Distributor and NewsReal.

B.      OBLIGATIONS, REPRESENTATIONS AND COVENANTS OF NEWSREAL

1. Subject to the terms, conditions, and restrictions of this Agreement, NewsReal grants Distributor a nonexclusive license to permit Distributor Users to access the Services through the Distributor Site and the System. The foregoing license is solely for the purpose of permitting Distributor to allow Distributor Users to access the Services in accordance with this Agreement, and shall not be construed to grant a license to use, store or distribute the Services or the content of such services for any other purpose (including Distributor's branding, redistribution or resale of any licensed content). By way of illustration and without limiting the foregoing, the nonexclusive license granted Distributor by NewsReal does not permit Distributor to distribute raw feeds of content or to make any portions of its product available to other distributors for inclusion in their products.

2. NewsReal will be responsible for providing the information and content contained in the Services (the "Information and Content") and for serving any advertising being sold by Distributor within any add space on the Virtual Domain. The parties acknowledge and agree that the Virtual Domain will contain a reasonable amount of add space and that any revenues generated by advertising within such add space shall be retained entirely by Distributor. The Information and Content provided in the Services as of the Effective Date is listed in SCHEDULE C hereto. NewsReal reserves the right to add, modify, or withdraw Information and Content from the Services without notice at any time; provided, however, that NewsReal shall: (i) not, at its election, modify or withdraw any Information or Content for reasons other than avoiding or curing breach of this Agreement and, in the event of such a modification or withdrawal, NewsReal shall use commercially reasonable efforts to ensure than on the whole, the Information and Content after such modification or withdrawal is, in terms of breadth, depth and quality, equivalent to or better than the Information and Content prior to such modification or withdrawal; and (ii) use commercially reasonable efforts to provide Distributor with prompt notification of any modification or withdrawal of Information and Content that has a material adverse impact on the depth, breadth or quality of the Information and Content on the whole. Distributor is granted the right to add to or suppress any Information and or Content included in the Services, subject to the limitations and conditions contained in this Agreement.



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3.  With respect to the contractual arrangements by which NewsReal obtains
    Information and Content from third parties, NewsReal shall use commercially reasonable efforts to: (i) remain in good standing under such contractual arrangements; and (ii) in the absence of circumstances underwhich NewsReal has deemed it to be in the best interests of NewsReal and/or the Distributor to do otherwise (A) continue to provide the Information and Content provided through such contractual arrangements and (B) not exercise any termination rights, or fail to exercise any renewal rights, it may have with respect to such contractual arrangements.

4. NewsReal shall use commercially reasonable efforts to obtain and maintain high-quality reputable feeds of third party originated Information and Content.

5. Distributor acknowledges and agrees that NewsReal has the right to distribute and provide access to the Services through sources or systems other than Distributor and that the rights granted hereunder are not exclusive to Distributor.

6. NewsReal hereby grants Distributor the right to install, display and maintain Links from the Distributor Site to the NewsReal Site and the Virtual Domain. The Links used by Distributor for this purpose shall be as designated on SCHEDULE B attached hereto; provided that Distributor shall have the final right of approval over the appearance, size and placement of such Links.

7. NewsReal agrees to create, host, and maintain, on servers operated and maintained by or at the direction of NewsReal, a Virtual Domain that replicates the look and character of the Distributor Site, as provided in SCHEDULE A-1, and the Services, as described in SCHEDULES A-1 through A-3. The appearance of the Virtual Domain created pursuant to this Agreement shall be subject to the approval of Distributor to the extent provided in SCHEDULES A-1, A-2, AND/OR A-3.

8. NewsReal will provide Distributor with online access to obtain reports on MySite registered users during the term of this Agreement. In addition, NewsReal will provide monthly reports to Distributor during the term of this Agreement, which shall contain information regarding traffic and page views by Distributor Users accessing the Services and the Virtual Domain via the Distributor Site (including but not limited to which portion of the NewsReal Site such traffic was generated), and registration information obtained in connection with any of the Services. NewsReal will provide additional reporting as reasonably requested by Distributor; provided that any such additional reporting provided will be considered customized reporting, subject to additional set-up fees and charges set forth in ANNEX I AND SCHEDULE A-1 hereto. Upon fourteen (14) days notice by Distributor to NewsReal or immediately following termination of this Agreement for any reason, NewsReal shall provide Distributor with a complete copy of the data contained in the MySite user profile database and, as reasonably requested by Distributor, such other information regarding the usage of the Services by Distributor Users collected by NewsReal in the normal course of business. NewsReal shall provide such data and information to Distributor in a file format(s) acceptable to both parties.

9. NewsReal shall provide service and support to Distributor as provided in SCHEDULES A-1 THROUGH A-3, AND D-1 THROUGH D-3 hereto.

10. Subject to the license granted by this Agreement, NewsReal reserves and retains all right, title, and interest, including but not limited to all copyright and other intellectual property rights, in and to the Services.

11. When averaged over a consecutive 30-day period, the Services and the System supporting the Services shall be available to perform critical functions, such as fulfilling a search request, 98% of a true 24/7 schedule of operations, as measured by NewsReal in a manner that is considered customary in the industry.

12. NewsReal agrees that any date sensitive hardware or software components (i.e., hardware or software components the functionality of which includes processing, providing and/or receiving date data) used in the provision of the Services will be year 2000 compliant (i.e., will, when used in accordance with

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    associated documentation, be capable of correctly processing, providing and/or receiving date data from, into, within or between the twentieth and twenty-first centuries); provided that NewsReal will not be responsible for adverse effects attributable to any systemic Internet failures and interruptions in Services of any of NewReal's Internet service provider (ISP's) or any force majeure events. Distributor further acknowledges that the capability of the Services to manage and manipulate date-related information appropriately depends on the quality of information imported or input into the Services, including the presence of adequate indicators of century in such information.

13. NewsReal will use commercially reasonable efforts in accordance with normal industry practices to keep the NewsReal Site and the Virtual Domains free o viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or information.

C.      OBLIGATIONS, REPRESENTATIONS AND COVENANTS OF DISTRIBUTOR

1. The parties agree that advertising and/or sponsorships will, at Distributor's election, be sold by Distributor on the Virtual Domain.

2. Distributor will use all commercially reasonable and diligent efforts to promote and encourage Distributor User access to the Services.

3. Distributor will not remove any copyright notice or disclaimer included in or appended to the Services, the Virtual Domains or any other information provided by NewsReal pursuant to this Agreement.

4. Distributor agrees not to alter, modify or change any of the information contained in the Services without the prior written authorization of NewsReal. Distributor may, however, choose not to display every story. Any approved changes made by Distributor are the sole responsibility of Distributor.

5. Distributor agrees that if this Agreement is terminated pursuant to paragraph I hereunder, the Services shall not be used, sold or otherwise distributed by Distributor or Distributor Users following the effective dat of termination.

6. Distributor hereby grants NewsReal the right to install and maintain Links to the NewsReal Site from the Distributor Site, subject to the terms and conditions of this Agreement, and as necessary for NewsReal to provide the Services. The respective icons and logos of NewsReal as screen indicators of such Link(s) shall be designated on SCHEDULE B attached hereto, according to the specifications and placement, artwork and design supplied by NewsReal; provided, however, that Distributor shall have final approval right over such specifications, placement, artwork and design.

D.      USE OF BRANDING.

1. The Virtual Domain shall contain the branding of both parties to the extent described in SCHEDULE A-1. The use of trademarks, trade names, and logos of the parties on the Virtual Domain shall be as specified in SCHEDULES A-1 AND B.

2. NewsReal agrees not to use or display any trademark, trade name, or logo of Distributor in any manner, except as permitted by this Agreement.

3. Distributor agrees not to use or display any trademark, trade name, or logo of NewsReal in any manner, except as permitted by this Agreement.

E.      PAYMENTS

1. Payments to be made by NewsReal to Distributor and by Distributor to NewsReal shall be made as described in the Pricing Addendum attached as ANNEX 1 and in SCHEDULES A-1 THROUGH A-4 hereto.
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2.  NewsReal shall notify Distributor regarding changes in the cost of the
    Services for each subsequent renewal term, if any, of this Agreement, no later than sixty (60) days prior to the start of each such renewal term.

F.      CONFIDENTIAL INFORMATION

1. Either NewsReal or Distributor may disclose to the other certain information that the disclosing party deems to be confidential and proprietary ("Confidential Information"). Such Confidential Information will be clearly and conspicuously identified as such by the disclosing party at the time of its first disclosure to the receiving party. Such Confidential Information includes, but is not limited to, the terms of this Agreement, documentation related to the Services, and technical and other business information of NewsReal and Distributor that is not available to the general public.

2. The party receiving the Confidential Information of the other party agrees not to disclose such information to persons or entities other than that party's officers, directors, employees, agents, attorneys, or contractors with a need to know such information, during the term of this Agreement and for a period of two (2) years following the date on which this Agreement is terminated. Further, the receiving party agrees not to use Confidential Information it receives from the disclosing party for any purpose other than the formation or performance of this Agreement. The receiving party shall be liable for any improper use or disclosure of Confidential Information of the disclosing party by any officer, director, employee, agent, or contractor to whom such information is disclosed.

3. Within fourteen (14) days of the date on which a written request therefore is received from the disclosing party, or promptly following the expiration or termination of this Agreement for any reason, the receiving party shall return to the disclosing party all Confidential Information of the disclosing party then in its possession together with all materials in any media or format whatsoever which contain such Confidential Information and not retain any copies of the same.

4. The restrictions and obligations placed on the receiving party by this Section F with respect to the disclosure and use of Confidential Information of the disclosing party shall not apply to Confidential Information of the disclosing party that is or becomes known to the general public without fault on the part of the receiving party; is already in the receiving party's possession prior to its receipt from the disclosing party; is independently developed by the receiving party, without the use of any Confidential Information of the disclosing party; or is provided to the receiving party by third parties not subject to any nondisclosure or confidentiality agreement with the disclosing party.

5. The receiving party may disclose Confidential Information of the disclosing party in a manner not otherwise permitted by this Agreement if prior written authorization is obtained from the disclosing party. The receiving party may also disclose Confidential Information of the disclosing party in response to any order, warrant, subpoena, or other form of legally enforceable demand, provided that prior written notice of such a demand is given to the disclosing party as soon as practicable, in order to permit the disclosing party to seek an order limiting or preventing disclosure.

G.      WARRANTIES AND DISCLAIMERS

1.  NewsReal represents and warrants to Distributor that:

    (a) Its entry into this Agreement does not violate any agreement with any other party.

    (b) The Services (including without limitation the Information and Content, Links and any other software, content and other materials used by NewsReal in the provision of the Services) and any of NewsReal marks licensed hereunder will not to the knowledge of NewsReal infringe any trade name, trademark, trade secret, service mark, copyright or patent.


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    (c) The delivery or use of the Services (including without limitation the
        Information and Content, Links and any other software, content and other materials used by NewsReal in the provision of the Services) does not invade or violate any right to privacy, personal or proprietary right, or other common law or statutory right of any person.

    (d) Its performance under this Agreement and the use of the Services by Distributor anticipated by this Agreement conforms to all applicable laws and government rules and regulations.

2.  Distributor represents and warrants that:

    (a) Its entry into this Agreement does not violate any agreement with any other party.

    (b) Its performance under this Agreement will conform to applicable laws and government rules and regulations.

    (c) The use of the Distributor marks as contemplated by this Agreement does not to the knowledge of Distributor infringe any trade name, trademark, service mark, copyright or patent.

3. THE PARTIES AGREE THAT THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND THAT THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO ANY MATTERS IN THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE SERVICES, DISTRIBUTOR'S COMPUTING AND DISTRIBUTION SYSTEM OR ANY OTHER COMPUTER OR TECHNICAL RESOURCES PROVIDED BY EITHER PARTY.

4. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, NEWSREAL DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION CONTAINED IN THE SERVICES OR PROVIDED HEREUNDER AND NEWSREAL SHALL NOT BE LIABLE IN ANY MANNER TO DISTRIBUTOR BASED ON ANY USE OF THE INFORMATION PROVIDED UNDER THE SERVICES. FURTHER, TO THE EXTENT THE RESULT OF THE PERFORMANCE (OR LACK OF PERFORMANCE) OF NEWSREAL'S COMPUTING AND DISTRIBUTION SYSTEM OR OTHERWISE NOT WITHIN NEWSREAL'S CONTROL, NEWSREAL SHALL NOT BE LIABLE FOR ANY DELAY, INACCURACY, ERROR OR OMISSION IN THE INFORMATION PROVIDED UNDER THE SERVICES OR RESULTING FROM THE TRANSMISSION, DELIVERY OF, OR ANY FAILURE TO DELIVER ANY PART OF THE SERVICES. HOWEVER, SUCH DELAYS, ERRORS, OMISSIONS, OR FAILURES TO DELIVER AS TO ALL OR PART OF THE SERVICES MAY RESULT IN THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION I.

5. THE PARTIES AGREE AND ACKNOWLEDGE THAT DISTRIBUTOR DOES NOT WARRANT THE PERFORMANCE OF DISTRIBUTOR'S COMPUTING AND DISTRIBUTION SYSTEM AND DISTRIBUTOR SHALL NOT BE LIABLE IN ANY MANNER TO NEWSREAL FOR FAILURES OF THAT SYSTEM, OR FOR ANY DELAY, INACCURACY, ERROR, FAILURE OR OMISSION RELATED TO THE PERFORMANCE OF THAT SYSTEM. HOWEVER, SUCH DELAYS, ERRORS, OMISSIONS, OR FAILURES TO DELIVER AS TO ALL OR PART OF THE SERVICES MAY RESULT IN THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION I.

H.      LIMITATION OF LIABILITY AND INDEMNIFICATION

1. Neither party shall be liable to the other in any event for any indirect damages, including, but not limited to, damages and losses resulting from loss of data, loss of profits arising out of this Agreement, or for any incidental or consequential damages, even if advised to the possibility of such damage, except as set forth herein. Each party's maximum aggregate liability to the other for any direct damages under this Agreement will in no event exceed the amounts received by NewsReal in the twelve (12) months prior to the action giving rise to liability, except as set forth herein. Notwithstanding any other provision in this Agreement to the contrary, either party may seek, without


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    limitation, indenmification or contribution from the other, in the event that one party is required to pay any third party based on a claim that arises in whole or in part from the conduct of the other party (and including, without limitation, any third party claims a party is required to indemnify the other party against pursuant to paragraph 2 below (in the case of NewsReal) and paragraph 3 below (in the case of Distributor)).

2. In the event any third person or entity asserts any claim, suit loss, liability, obligation, demand, damages or expenses against Distributor based upon (i) a breach of any warranty made by NewsReal described in this Agreement or (ii) the Services (including without limitation the Information and Content, Links and any other software, content and other materials used by NewsReal in the provision of the Services) or any of NewsReal marks licensed hereunder infringing any trade name, trademark, trade secret, service mark, copyright or patent, NewsReal hereby agrees to defend, indemnify and hold Distributor and its parents, subsidiaries, directors, officers, employees and shareholders harmless from and against any and all such claims. NewsReal's obligation to indemnify Distributor hereunder shall be conditioned upon (a) Distributor providing NewsReal with prompt notice of any claim, which notice shall in any event be given in enough time to allow NewsReal to defend such claim, (b) Distributor fully cooperating with NewsReal at NewsReal's expense in defense of the claim, and
    (c) Distributor allowing NewsReal to control the defense including any potential settlement of claims, provided that Distributor shall be notified of and have the right to approve or disapprove any settlement.

3. In the event any person or entity asserts any claim, suit, loss, liability, obligation, demand, damages or expenses against NewsReal based upon a breach of any warranty by Distributor described in the Agreement, Distributor hereby agrees to defend, indemnify, and hold NewsReal and its parents, subsidiaries, directors, officers, employees and shareholders harmless from and against any and all such claims. Distributor's obligation to indemnify NewsReal hereunder shall be conditioned upon (a) NewsReal providing Distributor with prompt notice of such claims, which notice shall in any event be given in enough time to allow Distributor to defend such claims,
    (b) NewsReal fully cooperating with Distributor at Distributor's expense in the defense of such claims, and (c) NewsReal allowing Distributor to control the defense including any potential settlement of such claims, provided that NewsReal shall be notified of and have the right to approve or disapprove any settlement.

I       TERM AND TERMINATION

1. This Agreement shall be effective from the date set forth in the last sentence of the Introductory paragraph of this Agreement and shall continue in force for an initial Term and renewal terms as set forth in SCHEDULE A-1 attached hereto.

2. Either party shall have the right to terminate this Agreement if the other party is in default of any obligation herein, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice of such default from the non-defaulting party, or within such additional cure period as the non-defaulting party may authorize.

3. Either party may terminate this Agreement by written notice to the other if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, initiates or becomes subject to any proceeding under any bankruptcy or insolvency law which is not dismissed within 120 days, or has wound up or liquidated its business. Debts and credits outstanding as of the date of termination between the parties shall survive termination for any cause.

4. NewsReal shall have the right to terminate this Agreement at any time on thirty (30) days prior written notice to Distributor if the ability of NewsReal to provide the Services is substantially impeded by the request or actions of any court or any federal or state regulatory agency; provided that such request or actions: (i) substantially impede the ability of NewsReal to provide the Services for an open-ended or extended period of time and (ii) are generally applicable to NewsReal's market sector (i.e., apply to all businesses in NewsReal's market sector as opposed to just NewsReal).

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5.  The rights and obligations provided by the following sections of this
    Agreement shall survive its termination: section F, section I, section M, and section N.

J.      ADVERTISING AND PROMOTION

1. Each party agrees to submit to the other party for written approval all advertising or other promotional materials, including press releases, that use company names, service marks, or trademarks of the other party or make reference to any understanding or relationship in this Agreement, no fewer than seven (7) days before the proposed first use. Such approval will not be unreasonably withheld. Unless notice of approval or disapproval is received within five (5) days of receipt of advertising or other promotional materials, approval will be considered granted.

2. The parties agree to create a plan to announce the launch and availability of the Services on Distributor's Site, through separate press releases or a joint press release as mutually agreed by the parties, and on a release date as mutually agreed. The release date of such announcement(s) shall be prior to or coinciding with the availability of the Services or such other date as mutually agreed. Either party, however, may identify the other in its published listing of available services or distributors without the written approval specified in section J(1), following the announcement of the Services as defined in this section.

3. Within thirty (30) days of the Effective Date of this Agreement, the parties agree to create a plan to promote the availability of the Services on the Distributor's Site on an ongoing basis through the use of mutually agreed upon links, teasers, banner ads, etc. within the Distributor's Site as well as reasonable efforts to promote the Services on external promotional campaigns being conducted by the Distributor.

K.      FORCE MAJEURE

    Neither party shall be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its control, including but not limited to unanticipated interruptions in services to and access from Internet service providers for either party, fire, flood, accident, storm, acts of war, riot, government interference, strikes or walkouts.

L.      NOTICES

1. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered: (a) on the day they are delivered personally; (b) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage and charges prepaid;
    (c) one business day after deposit with a nationally recognized commercial overnight carrier, with written verification of receipt, (d) one business day after delivery by facsimile, with written confirmation of message delivery, or (e) on the date sent by email, if confirmed by first-class mail; in each case properly posted and fully prepaid to the appropriate address set forth below.

2. Notices required to be provided by this Agreement shall be delivered to the following addresses, or to such other address as either party hereafter designates in writing as its notice address:

    (a) If to NewsReal:

        NewsReal, Inc.
        Attention: Chief Financial Officer or General Counsel
        66 Canal Center Plaza
        Suite 700
        Alexandria, VA 22314
        Fax No: 703-548-9161

        With a copy to:

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        Wayne M. Zell, Esq.
        Powell, Goldstein, Frazer & Murphy, LLP
        6th Floor South
        Washington, D.C. 20004
        Fax. No.: (202) 624-7222

    (b) If to Distributor:

        General Counsel
        ChamberBiz, L.L.C.
        1155 15th Street, N.W.
        Suite 600
        Washington, D.C. 20005
        Fax No.: (202) 835-1420

M.      ATTORNEYS' FEES

    Should any action be brought by either party to enforce the provisions of this Agreement, the prevailing party, whether by settlement, adjudication, or arbitration, shall have the right to collect reasonable attorneys' fees and costs from the nonprevailing party.




N.      GENERAL TERMS AND CONDITIONS

1. The parties to this Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power, or authority to enter into any agreement for or on behalf of, to incur any obligation or liability for, or to otherwise bind the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, or partnership between the parties, or to impose any partnership obligation or liability on either party.

2. Neither party may assign this Agreement without the written consent of the other party, provided, however, this entire Agreement may be assigned without the other party's consent to a successor entity in the event such successor receives substantially all of such party's assets by merger, consolidation, or purchase, and provided that such successor
    (a) is not a direct competitor of the non-assigning party, and (b) has financial assets equal to or greater than that of the assigning party, and (c) is bound by law or written agreement to all of the obligations of the assigning party under this Agreement.

3. No modification, amendment, novation, or renewal of this Agreement will be effective unless set forth in a writing signed by both parties. No waiver of any right or obligation under this Agreement will be effective against unless set forth in a writing signed by both parties.

4. In case one or more of the provisions of this Agreement shall be deemed illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect the other provisions of this Agreement.

5. The terms and conditions of this Agreement will be construed in accordance with the laws of the Commonwealth of Virginia.

6. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings with respect to the subject matter hereof.

7. The headings used in this document are for convenience only and are not to be construed to have legal significance.

    8. This Agreement and any amendments hereto may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                       [Signatures are on the next page.]

IN WITNESS WHEREOF, this Agreement has been duly executed by an authorized officer of the undersigned parties as of the Effective Date set forth in the introductory paragraph of this Agreement.


NEWSREAL, INC.                                  CHAMBERBIZ, L.L.C.


By: /s/   [SIG]                                 By:   /s/   [SIG]
   ---------------------------                     ---------------------------

Name:   /s/   [SIG]                             Name:  /s/   [SIG]
     -------------------------                       -------------------------


Title:     CTO                                  Title:    PRESIDENT
      ------------------------                        ------------------------

Date:   28 OCT 99                               Date:       OCT 27/99
     -------------------------                       -------------------------